EXHIBIT 99.2


                       LETTERHEAD OF INTERGOLD CORPORATION




                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Annual Report on Form 10-KSB for fiscal year ended December 31, 2002 of Intergold Corporation, a Nevada corporation (the "Company"), as filed with the Securities and Exchange Commission on the date hereof (the "Annual Report"), I, Grant Atkins, President and Chief Executive Officer of the Company certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1.   I, Grant Atkins, have reviewed and read this Annual Report on Form
          10-KSB;

     2. To the best of my knowledge, this Annual Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Annual Report;

     3. To the best of my knowledge, the financial statements and other financial information included in this Annual Report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in this Annual Report;

     4. I am responsible for establishing and maintaining disclosure controls and procedures (as defined in the Exchange Act Rules 13a-14 and 15d-14) for the Company and have:

               (a) designed such disclosure controls and procedures to ensure that material information relating to the Company, including its subsidiary, is made known to us by others, particularly during the period in which this Annual Report is being prepared;

               (b) evaluated the effectiveness of the Company's disclosure controls and procedures as of a date within 90 days prior to the filing date of this Annual Report (the "Evaluation Date"); and

               (c) presented in this Annual Report my conclusions about the effectiveness of the disclosure controls and procedures based on my evaluation as of the Evaluation Date;

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     5.   I have disclosed, based on my most recent evaluation, to the Company's auditors and board of directors performing the equivalent functions of an audit committee:

               (a) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and have identified for the Company's auditors any material weaknesses in internal controls; and

               (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls; and

     6. I have indicated in this Annual Report whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of my most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


                                            /s/  Grant Atkins
                                            -----------------------------------
                                                 Grant Atkins, President and
                                                 Chief Executive Officer